                                                                    Exhibit 19.1



       AFCO AGGREGATE RECEIVABLES BALANCE BY AMOUNT - IDENTIFIED PORTFOLIO
                                  AS OF 5/31/99

                                                                                                       PERCENT OF
                                                        PERCENT OF                   AGGREGATE          AGGREGATE
                                                         NUMBER OF                 RECEIVABLES        RECEIVABLES
AGGREGATE RECEIVABLES BALANCE       NUMBER OF ACCTS          ACCTS                     BALANCE            BALANCE

1.       5,000 or less                       24,075         66.26%              $40,361,386.06              7.31%

2.       5,000 - 10,000                       4,830         13.29%               34,032,678.03              6.17%

3.      10,000 - 25,000                       4,117         11.33%               64,177,929.17             11.63%

4.      25,000 - 50,000                       1,642          4.52%               57,264,914.09             10.37%

5.      50,000 - 75,000                         572          1.57%               35,379,864.67              6.41%

6.      75,000 - 100,000                        289          0.80%               25,025,685.86              4.53%

7.     100,000 - 250,000                        506          1.39%               76,959,629.95             13.94%

8.     250,000 - 500,000                        166          0.46%               59,292,313.74             10.74%

9.     500,000 - 1,000,000                       85          0.23%               58,919,038.32             10.67%

10.  1,000,000 - 5,000,000                       52          0.14%               90,157,318.51             16.33%

11.       Over   5,000,000                        2          0.01%               10,405,289.00              1.89%


Total:                                       36,336                            $551,976,047.40 (1)

(1) Includes $574,344.76 of loan commitments.

        AFCO COMPOSITION OF RECEIVABLES BY REMAINING INSTALLMENT TERM -
                       IDENTIFIED PORTFOLIO AS OF 5/31/99

                                                                                                       PERCENT OF
                                                               PERCENT                AGGREGATE         AGGREGATE
                                                          OF NUMBER OF              RECEIVABLES       RECEIVABLES
REMAINING INSTALLMENT TERM        NUMBER OF ACCTS                ACCTS                  BALANCE           BALANCE

03 Months or Less                          13,701               37.71%           $62,965,214.65            11.41%


04 to 06 Months                            12,495               34.39%           160,900,600.50            29.15%


07 to 09 Months                             9,643               26.54%           219,139,156.95            39.70%


10 to 12 Months                               267                0.73%            48,843,732.64             8.85%


13 to 18 Months                               113                0.31%            19,947,593.93             3.61%


More than 18 Months                           117                0.32%            40,179,748.73             7.28%



Total:                                     36,336                               $551,976,047.40 (1)

(1) Includes $574,344.76 of loan commitments.

              AFCO GEOGRAPHIC CONCENTRATION - IDENTIFIED PORTFOLIO
                                  AS OF 5/31/99

                                                                        PERCENTAGE OF
                                                AGGREGATE                   AGGREGATE
                                              RECEIVABLES                 RECEIVABLES
      STATES                                      BALANCE                     BALANCE

CALIFORNIA                                $127,370,592.62                      23.08%
TEXAS                                       64,795,378.00                      11.74%
NEW YORK                                    43,541,681.86                       7.89%
FLORIDA                                     36,892,120.89                       6.68%
PENNSYLVANIA                                30,690,096.73                       5.56%
NEW JERSEY                                  27,604,383.19                       5.00%
MASSACHUSETTS                               16,967,758.13                       3.07%
ILLINOIS                                    16,546,775.71                       3.00%
WASHINGTON                                  15,461,736.18                       2.80%
LOUISIANA                                   11,935,388.51                       2.16%
GEORGIA                                     11,801,141.93                       2.14%
OHIO                                        11,495,369.72                       2.08%
INDIANA                                     11,197,117.34                       2.03%
NORTH CAROLINA                              10,038,972.89                       1.82%
MICHIGAN                                     9,652,585.56                       1.75%
COLORADO                                     7,803,708.15                       1.41%
TENNESSEE                                    7,713,539.05                       1.40%
MISSOURI                                     6,835,109.57                       1.24%
KENTUCKY                                     6,063,845.50                       1.10%
VIRGINIA                                     5,969,553.31                       1.08%
CONNECTICUT                                  5,882,408.50                       1.07%
OKLAHOMA                                     5,630,911.50                       1.02%
MISSISSIPPI                                  5,509,152.29                       1.00%
ALASKA                                       5,452,058.47                       0.99%
OREGON                                       4,989,743.89                       0.90%
MARYLAND                                     4,955,996.81                       0.90%
MINNESOTA                                    4,784,539.34                       0.87%
ARIZONA                                      4,539,282.47                       0.82%
ALABAMA                                      3,913,798.44                       0.71%
WISCONSIN                                    3,875,316.14                       0.70%
WEST VIRGINIA                                3,788,933.76                       0.69%
ARKANSAS                                     3,399,353.03                       0.62%
SOUTH CAROLINA                               3,109,108.42                       0.56%
NEVADA                                       2,876,605.73                       0.52%
IDAHO                                        1,735,425.54                       0.31%
HAWAII                                       1,435,763.49                       0.26%
NEW HAMPSHIRE                                1,048,779.87                       0.19%
MAINE                                        1,013,664.95                       0.18%
UTAH                                           815,121.45                       0.15%
IOWA                                           789,526.92                       0.14%
RHODE ISLAND                                   571,856.67                       0.10%
WYOMING                                        502,786.45                       0.09%
MONTANA                                        450,522.49                       0.08%
NEBRASKA                                       366,289.13                       0.07%
SOUTH DAKOTA                                   111,273.12                       0.02%
VIRGIN ISLANDS                                  46,966.83                       0.01%
KANSAS                                           2,535.68                       0.00%
BRITISH COLUMBIA                                 1,471.18                       0.00%

Total:                                    $551,976,047.40 (1)


(1) Includes $574,344.76 of loan commitments.

                            LOAN LOSS EXPERIENCE (1)
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                           FIVE MONTHS                         TWELVE MONTHS
                                                          ENDED MAY 31,                      ENDED DECEMBER 31,
                                                     1999              1998               1998               1997
                                                     ----              ----               ----               ----

Average Month Principal Balance (2)                $518,921(*)        $532,761         $536,913            $562,229
Gross Charge Offs                                     1,136              1,236            3,010               1,002
Recoveries                                              413                273              804                 102
Net Charge Offs                                         723                963            2,206                 900
Net Charge Offs as a Percentage of Average
    Aggregate Outstanding Principal Balance            0.33% (3)(*)       0.43% (3)        0.41%               0.16%


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

(2)  Based on the average beginning of the month balances.

(3)  Calculated on an annualized basis.

               LOAN DELINQUENCY EXPERIENCE FOLLOWING CANCELLATION
                              IDENTIFIED PORTFOLIO

                                                               AT MAY 31,                       AT DECEMBER 31,
                                                         1999              1998             1998              1997
                                                         ----              ----             ----              ----
Number of days a loan remains overdue
    after cancellation of the related insurance
    policy

         31-89 days                                      0.90%(*)          1.45%            1.25%             1.17%
         90-270 days                                     0.76%(*)          0.83%            0.91%             0.93%
         Over 270 days (1)                               0.00%             0.00%            0.00%             0.00%
                                                         -----             -----            -----             -----
             Total                                       1.66%(*)          2.28%            2.16%             2.10%
                                                         =====             =====            =====             =====


(1) A loan is generally written off to the extent it is uncollected 270 days after the effective date of cancellation of the related insurance policy.

                          ORIGINATORS' PORTFOLIO YIELD
                              IDENTIFIED PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                           FIVE MONTHS                     TWELVE MONTHS
                                                          ENDED MAY 31,                   ENDED DECEMBER 31,
                                                     1999             1998               1998            1997
                                                     ----             ----               ----            ----

Average Month Principal Balance (1)                $518,921(*)      $532,761           $536,913        $562,229
Interest & Fee Income                                22,719(*)        25,626             60,676          63,462

Average Revenue Yield on Outstanding
   Principal Balance Receivables                      10.51% (2)(*)    11.54% (2)         11.30%          11.29%


(1)  Based on the average beginning of the month balances.

(2)  Calculated on an annualized basis.